SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of James C Keeley as Vice President - Corporate Controller and Chief Accounting Officer

Primus Telecommunications Group, Incorporated (OTCBB:PMUG) announced the appointment of James C. Keeley to Vice President – Corporate Controller and Chief Accounting Officer effective October 13, 2009.

Mr. Keeley has served as the Company’s Vice President of Finance since joining the Company in May 2009. Mr. Keeley has over 20 years financial reporting and accounting experience with both private and public companies. Prior to joining the Company, Mr. Keeley was a self-employed consultant providing finance and accounting services from August 2008 to May 2009. From November 2006 to August 2008, Mr. Keeley was Vice President – Consumer Investment Banking at FBR Capital Markets Corporation. From March 2003 to November 2006, Mr. Keeley was the Corporate Controller of 3SI Security Systems, Inc., which provides cash protection systems for banks. Prior to March 2003, Mr. Keeley held various financial reporting and accounting positions, including Senior Director of Financial Reporting, with two publicly traded retail companies – The Pep Boys – Manny, Moe & Jack and David’s Bridal, Inc. Mr. Keeley is a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: October 15, 2009	By:	/S/ THOMAS R. KLOSTER
Thomas R. Kloster Chief Financial Officer (Principal Financial Officer)